                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              BIOSAFE INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                              BIOSAFE INTERNATIONAL, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                           BIOSAFE INTERNATIONAL, INC.

                                10 Fawcett Street
                         Cambridge, Massachusetts 02138

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MONDAY, JUNE 24, 1996

                                 ---------------

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of BioSafe International, Inc. (the "Company") will be held on Monday, June 24, 1996 at 4:00 p.m. at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, MA 02109, for the following purposes:

     1. To elect seven directors of the Company to serve until the 1997 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

     2. To approve an amendment to the Company's 1995 Stock Option and Incentive Plan (the "Amended Option Plan") to increase the number of shares of the Company's common stock reserved for issuance thereunder from 787,500 shares to 1,500,000 shares;

     3. To approve the Company's 1995 Stock Option Plan for Non-Employee Directors as described in the accompanying Proxy Statement;

     4. To ratify the Board of Directors' selection of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year; and

     5. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on April 25, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.001 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                              By Order of the Board of Directors

                                              Robert Rivkin
                                              Secretary

Cambridge, MA
May 24, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           BIOSAFE INTERNATIONAL, INC.

                                10 Fawcett Street
                         Cambridge, Massachusetts 02138

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                     FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on Monday, June 24, 1996

                                                                    May 24, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSafe International, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders of the Company to be held on Monday, June 24, 1996, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of directors of the Company, to approve an amendment to the Company's 1995 Stock Option and Incentive Plan (the "Amended Option Plan") to increase the number of shares of the Company's common stock reserved for issuance thereunder from 787,500 shares to 1,500,000 shares, to approve the Company's 1995 Stock Option Plan for Non-Employee Directors, to ratify the Board of Directors' selection of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year and to act on any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 24, 1996. The Board of Directors has fixed the close of business on April 25, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 11,759,254 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least one-third of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of directors, the ratification of the Company's auditors and the approval of other matters properly presented at the Annual Meeting for stockholder approval. Abstentions constitute a vote "against" a matter in determining the "votes cast" for purposes of electing directors and ratifying the Company's auditors. Broker "non-votes," or proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions with respect to the election of directors and the ratification of auditors. Both abstentions and broker non-votes will be counted in determining the presence of a quorum at the Annual Meeting.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A

PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION AND INCENTIVE PLAN FOR APPROVAL OF THE COMPANY'S 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1996 Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 1995, is being mailed to stockholders concurrently with this Proxy Statement. The 1996 Annual Report on Form 10-K, however, is not part of the proxy solicitation material.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of eight members serving for a term of one year and until their successors are duly elected and qualified. The term expires at each annual meeting of stockholders. The Board of Directors has voted to fix the size of the Board at seven members, effective at the time of the Annual Meeting.

     At the Annual Meeting, seven directors will be elected to serve until the 1997 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Jay Matulich, Philip Strauss, Richard S. Golub, William B. Philipbar, Daniel J. Shannon, Dr. Barry Simmons and Bill G. Taylor to serve as directors (the "Nominees"). All of the Nominees are currently serving as directors of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND EXECUTIVE OFFICERS

     The following table and biographical descriptions set forth certain information as of April 29, 1996 with respect to the seven Nominees for election as directors at the Annual Meeting and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of April 29, 1996, unless otherwise specified.

                                                     Directors
                                                     ---------

                                                                           Amount and Nature of
                                                            Director       Beneficial Ownership           Percent
                      Name                         Age        Since           of Common Stock             of Class
- ----------------------------------------------     ---      --------       --------------------           --------

Jay Matulich                                        42        1995                  7,600                     *
Philip Strauss                                      48        1996                      0                     0%
Richard S. Golub                                    45        1996                 19,688                     *
William B. Philipbar                                71        1996                      0                     0%
Daniel J. Shannon                                   62        1994                 10,938                     *
Dr. Barry Simmons                                   56        1990                216,249                   1.8%
Bill G. Taylor                                      71        1990                211,000                   1.8%

- --------------

* Less than one percent.

Nominees for Election at 1996 Annual Meeting -- Term to Expire in 1997

     Jay J. Matulich. Since October 1994, Mr. Matulich has been a Senior Vice President of Capital Growth International LLC, formerly U.S. Sachem Financial Consultants, L.P. ("Capital Growth"). From May 1990 to October 1994, Mr. Matulich was a Vice President of Gruntal & Co., Incorporated, investment bankers. Mr. Matulich was elected to the Board of Directors in March 1995 pursuant to an agreement between the Company and Capital Growth, in connection with Capital Growth's role as placement agent for certain securities of the Company. This agreement requires that Mr. Matulich be nominated for election to at least three one-year terms.

     Philip Strauss. Mr. Strauss has been the Chief Executive Officer, President and Treasurer since March 27, 1996 and previously had been Executive Vice President and Chief Operating Officer of the Company since September 1995. He has 24 years of experience in project, business and corporate development. Mr. Strauss was co-founder of BioMedical Waste Systems, Inc., a publicly-held waste management firm, where he served as Executive Vice President from its inception in 1987 until May 1993 and as a Director from inception until May 1994.

     Richard S. Golub. Mr. Golub has been a Director of the Company since May 8, 1996. He is President of Worldwide Information Systems, a private consulting and publishing company in the environmental technology industry. Through Worldwide Information Systems and his two newsletters, Hazardous Materials Intelligence Report and Oil Pollution Bulletin, Mr. Golub advises businesses on development, marketing and financing issues. He is also founder and chairman of the Environmental Business Conferences, which organizes biannual forums of issues in the environmental industry. He is a member of the Environmental Advisory Board of Charles River Partnership IV, a venture capital fund that invests in the environmental industry.

     William B. Philipbar. Mr. Philipbar has been a Director of the Company since May 8, 1996. He is currently a director of Matlack Systems, Inc., Rollins Leasing Corp., Rollins Environmental Services, Inc. and Consolidated Waste Systems. Until 1995 he was also a director of Charles River Ventures, a company that he continues to serve as an advisor.

     Daniel J. Shannon. Mr. Shannon has been a Director of the Company since 1994. He is a certified public accountant with experience in public and private finance, public service, health care, and pension management. Mr. Shannon is currently Director of LaSalle Street Capital Management, Ltd. ("LaSalle Capital"), a subsidiary of LaSalle National Trust, a financial institution headquartered in

Chicago, Illinois. Mr. Shannon's duties as Director of LaSalle Capital are primarily those of an advisor to clients in the marketing of investment products.

     Dr. Barry Simmons. Dr. Simmons has been a Director of the Company since 1990. He is an orthopedic surgeon and has been associated with Brigham Orthopedic Associates, Inc. at the Brigham and Women's Hospital since 1974. Dr. Simmons has been the Chief, Hand Surgery Service, at both Brigham and Women's Hospital and Children's Hospital Medical Center since 1982. In 1985, Dr. Simmons was appointed an Associate Clinical Professor of Orthopedic Surgery at Harvard Medical School, and in that same year, he began his association with Waterville Valley Medical Associates, Inc. situated at the Waterville Valley Ski Area.

     Bill G. Taylor. Mr. Taylor has been a Director of the Company since 1990. He is a private investor and was President and Chief Operating Officer of The Halliburton Services Company and Executive Vice President of The Halliburton Company. Mr. Taylor has over 40 years of diverse operating experience in large organizations.

Senior Executive Officers Who Are Not Directors

     Robert Rivkin. Mr. Rivkin, 37, a Certified Public Accountant, has been Vice President of BioSafe since June 1994, Chief Financial Officer since January 1995 and Secretary since May 1995. Prior to joining BioSafe, Mr. Rivkin was a principal at Envirovision Group Inc., a full service environmental engineering, consulting and contracting company, where he was responsible for marketing and strategic planning, finance and overall business management.

     S. Russell Sylva. Mr. Sylva, 57, has been a Vice President of BioSafe in charge of regulatory affairs and government relations since 1993. From 1988 to 1993, Mr. Sylva was a Vice President of MFA/Environmental, Inc., where he managed the development of the first fully privatized municipal sludge composting facility in Massachusetts. Mr. Sylva is a former Assistant Secretary for Environmental Affairs and Commissioner of the Department of Environmental Protection for the Commonwealth of Massachusetts.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

     The Company is currently managed by an eight-member Board of Directors, a majority of whom are independent of the Company's management. Each director will hold office for the one-year term to which he is elected and until his successor is duly elected and qualified.

     The Board of Directors held ten meetings during fiscal year 1995. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Company of which he was a member.

     The Board of Directors has appointed a Compensation Committee and an Executive Committee.

     Compensation Committee. The Compensation Committee, which consisted of Jay Matulich and James Baker as of December 31, 1995, makes recommendations and exercises all powers of the Board of Directors in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation Committee administers, and has authority to grant awards under, the

BioSafe International, Inc. 1995 Stock Option and Incentive Plan (the "Plan") to the employee directors and management of the Company and its subsidiaries and other key employees. The Compensation Committee met once in 1995.

     Executive Committee. The Executive Committee, which consists of Messrs. Matulich, Shannon and Taylor, is authorized to manage and direct the affairs of the Company between meetings of the Board of Directors, subject to limitations imposed by applicable law and other resolutions of the Board of Directors.

DIRECTOR COMPENSATION

     Pursuant to a Resolution adopted by the Directors in January 1996, the Company is not paying cash compensation to its Directors. Non-Employee Directors are entitled to stock option grants under the 1995 Stock Option Plan for Non-Employee Directors, described under Proposal III. The Board may reconsider the payment of cash compensation to Directors at a future date.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company with respect to the fiscal years ended December 31, 1995, 1994 and 1993 to the Company's Chief Executive Officer and each of the other two most senior executive officers in office on December 31, 1995 who earned at least $100,000 in cash compensation during 1995 (the "Named Executive Officers"). The amounts set forth for the periods prior to March 29, 1995 were paid by BioSafe, Inc. for services rendered to BioSafe, Inc. The Company had no operations and paid no compensation to its management prior to March 29, 1995, when the Company acquired BioSafe, Inc. On that date, the previous management of the Company resigned and the members of management, described herein assumed their positions.

                           SUMMARY COMPENSATION TABLE


                                                           LONG-TERM
                                                         COMPENSATION
                                                            AWARDS
                                              ANNUAL     ------------
                                           COMPENSATION     SHARES
                                           ------------   UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR     SALARY        OPTIONS
                                               ($)            (#)
- ---------------------------          ----  ------------  -------------

Richard H. Rosen (1)                 1995    180,000              0
Chief Executive Officer, President   1994    180,000        175,000
and Treasurer                        1993    180,000              0

Robert Rivkin                        1995    150,000              0
Vice President, Chief Financial      1994     75,000(2)      43,750
Officer and Secretary                1993           (2)            (2)

S. Russell Sylva                     1995    110,000              0
Vice President                       1994    110,000         43,750
                                     1993           (3)            (3)

- --------------

(1) Dr. Richard H. Rosen resigned from all offices and positions with the Company on March 27, 1996.

(2)  Mr. Rivkin joined the Company in 1994.

(3)  Mr. Sylva joined the Company in 1993.

     Option Grants in Fiscal Year 1995. No options were granted with respect to the fiscal year ended December 31, 1995 to the Company's Named Executive Officers.

     Option Exercises and Year-End Holdings. The following table sets forth the options exercised during fiscal year 1995 and the value of the options held on December 31, 1995 by the Company's Named Executive Officers.

                                  AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995
                                      AND FISCAL YEAR-END 1995 OPTION VALUES

                                                                          NUMBER OF
                                                                         SECURITIES                 VALUE OF
                                                                         UNDERLYING                UNEXERCISED
                                                                         UNEXERCISED              IN-THE-MONEY
                                                                           OPTIONS                   OPTIONS
                                                                          AT FISCAL                 AT FISCAL
                                                                        YEAR-END (#)              YEAR-END ($)
                                 SHARES                                 ------------              ------------
                               ACQUIRED ON              VALUE           EXERCISABLE/              EXERCISABLE/
NAME                          EXERCISE (#)          REALIZED ($)        UNEXERCISABLE             UNEXERCISABLE
- ----------------              ------------          ------------        -------------             -------------
Richard H. Rosen                    0                     0           43,750/131,250(1)         95,703/287,109(1)
Robert S. Rivkin                    0                     0               43,750/0                  95,703/0
S. Russell Sylva                    0                     0               43,750/0                  95,703/0

- ------------

(1)  These options expire 90 days from Dr. Rosen's resignation on March 27,
     1996.

     Employment Agreements. As of December 31, 1995, the Company was a party to employment agreements with each of Dr. Rosen, Mr. Rivkin and Mr. Sylva. Dr. Rosen's employment agreement expired by its own terms in March 1996, and he subsequently resigned from the Company. The terms of the Company's employment agreements with the remaining Named Executive Officers (collectively, the "Current Senior Executives"), provide (i) that Mr. Rivkin receive a salary of $150,000 per year and Mr. Sylva receive a salary of $110,000 per year (Mr. Sylva's salary was increased to $125,000 per year effective January 1996); and
(ii) that each of the Current Senior Executives agree not to compete with BioSafe following termination of his employment by BioSafe for a period of one year following such termination. The terms of these agreements provide that they shall continue in effect until terminated by either party, which right BioSafe may exercise with or without cause at any time, which right such executive may exercise on 90 days' written notice at any time in the case of Mr. Sylva and on 30 days' written notice at any time in the case of Mr. Rivkin.

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. Although such a chart would normally be for a five-year period, the Common Stock has been listed on the Nasdaq Small-Cap Market only since November 14, 1995 and, as a result, the following chart reflects only the period during which the Common Stock has been listed on that market. The chart compares the Common Stock with (i) the Media General Nasdaq Market Value Index (the "Nasdaq Index") and (ii) the Media General Waste Management Industry Index (the "Waste Management Index"). The total return for each of the Common Stock, the Nasdaq Index and the Waste Management Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. This chart assumes an investment of $100 on November 14, 1995 in each of the Common Stock, the stocks comprising the Nasdaq Index and the stocks comprising the Waste Management Index. The Nasdaq Index tracks the aggregate price performance of all domestic equity securities traded on the Nasdaq Market.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

      MEASUREMENT PERIOD            BIOSAFE        INDUSTRY
    (FISCAL YEAR COVERED)        INTERNAT INC        INDEX       BROAD MARKET
11/14/95                            100.00          100.00          100.00
12/31/95                             89.33          107.37          101.13

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee's executive compensation philosophy is to establish competitive levels of compensation, link management's pay to the achievement of the Company's performance goals, and enable the Company to attract and retain qualified management. The Company's compensation policies seek to align the financial interests of senior management of the Company with those of the stockholders.

     Base Salary. The Company has established base salary levels for senior management based on a number of factors, including market salaries for such positions, the responsibilities of the position, the experience, and the required knowledge of the individual. The Compensation Committee attempts to fix base salaries on a basis generally in line with base salary levels for comparable companies.

     Incentive Stock. During each fiscal year the non-employee directors who are members of the Compensation Committee may consider granting senior executives of the Company awards under the Plan. Such awards are based on various factors, including both corporate and individual performance during the preceding year and incentives to reach certain goals during future years.

     Compensation of the Chief Executive Officer and Other Named Executive Officers. The Chief Executive Officer's 1995 base compensation of $180,000 per annum was determined by the terms of a 1993 employment agreement. No cash bonus or stock options were granted to the Chief Executive Officer or any of the Named Executive Officers with respect to fiscal 1995, which reflects the Committee's recognition that the Company experienced a substantial net loss during fiscal 1995.

Submitted by the Compensation Committee:

     Jay Matulich

(James Baker, who had served as a Director of the Company and a member of the Compensation Committee during 1995, resigned from the Board of Directors on December 30, 1995.)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has not yet appointed a member to join Mr. Matulich on the Compensation Committee after the resignation of Mr. Baker from the Board of Directors on December 30, 1995. No member of the Compensation Committee has served as an officer of the Company.

PRINCIPAL STOCKHOLDERS

     The following table presents information as to all directors and senior executive officers of the Company as of April 29, 1996 and persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1995, unless otherwise indicated, based on representations of officers and directors of the Company and filings received by the Company on Schedules 13D and 13G or Form 13F under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All such information was provided by the stockholders listed and reflects their beneficial ownership known by the Company on April 29, 1996.

                              BENEFICIAL OWNERSHIP
                              --------------------

    DIRECTORS, OFFICERS                      SHARES                     PERCENT
    AND 5% SHAREHOLDERS(1)                    OWNED                     OF CLASS
    ----------------------                   ------                     --------
    Liviakis Financial
    Communications, Inc.                   920,000                       7.8%
    2118 P Street, Suite C
    Sacramento, CA 95816

    Jay Matulich(5)                          7,600                         *

    Ms. Marguerite Piret(6)(8)             827,925                       7.0%
    162 Washington Street
    Belmont, MA 02178

    Robert Rivkin(2)                        44,625                         *

    Dr. Richard Rosen(6)(7)              1,423,459                      12.1%
    162 Washington Street
    Belmont, MA 02178

    Dr. Barry Simmons(3)                   216,249                       1.8%

    Daniel J. Shannon(4)                    10,938                         *

    Philip Strauss                               0                         0

    S. Russell Sylva(2)                     45,063                         *

    Bill G. Taylor                         211,000                       1.8%

    All directors and officers as a
    group (7 persons)                      535,475                       4.5%

- -------------------------

*    less than 1%

(1) The persons named in the above table have sole voting and investing power with respect to all shares shown as beneficially owned by them subject to community property laws where applicable and the information contained in footnotes to this table.

(2) Includes 43,750 shares subject to stock options which are fully vested and currently exercisable.

(3) Includes 16,624 shares of Common Stock held by Dr. Simmons' immediate family, including two minor children and one adult child, of which shares he disclaims beneficial ownership.

(4) Includes 10,938 shares subject to stock options which are fully vested and currently exercisable.


(5) Shareholdings do not include shares and warrants held by Capital Growth International, L.P., of which Mr. Matulich disclaims beneficial ownership.

(6) Dr. Rosen and Ms. Piret are husband and wife. Each disclaims beneficial ownership of the shares held by the other.

(7) Includes 262,500 shares of Common Stock held by Dr. Rosen's two children, of which shares he disclaims beneficial ownership. One child, who holds 131,250 shares of Common Stock, is a minor, and the other is not. Also includes 43,750 shares subject to stock options which are fully vested and currently exercisable.

(8) Includes 262,500 shares of Common Stock held by Ms. Piret's two children, of which shares she disclaims beneficial ownership. One child, who holds 131,250 shares of Common Stock, is a minor, and the other is not.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Small-Cap Market. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied, except that Dr. Richard Rosen inadvertently filed a Form 4 Statement of Changes in Beneficial Ownership, which was due by August 10, 1995, approximately 40 days late.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Jay Matulich, a Director of the Company, is a Senior Vice President of Capital Growth, which holds 175,000 shares of Common Stock and 57,745 Placement Agent Warrants at an exercise price of $2.30 per share. Capital Growth received these securities as part of a total compensation package including 200,000 shares of Common Stock and 720,000 Placement Agent Warrants, together with a gross fee of $808,000, as consideration for placement agent services rendered on behalf of the Company during March and April 1995. Capital Growth was also the placement agent for the private placement of Units consisting of convertible debentures and Series F Warrants to overseas investors. In connection with this overseas offering, Capital Growth received a fee calculated as 8% of gross proceeds, resulting in approximately $896,000, and 700,563 warrants to purchase shares of the Company's Common Stock at an exercise price of $10.00 per share. Mr. Golub, a Nominee, received 17,000 of these warrants and $10,000 in compensation from Capital Growth for services he rendered to Capital Growth during 1995. Through March 29, 1996, Capital Growth also has a continuing relationship with the Company pursuant to which Capital Growth provided advisory and investment banking services to the Company, principally in connection with financing matters. The Company paid Capital Growth $4,500 per month for such services, beginning on March 29, 1995. The terms of this relationship were comparable to terms that would have been obtainable from unaffiliated sources.

     Liviakis Financial Communications, Inc. ("Liviakis") holds 920,000 shares of Common Stock, which amounts to more than 5% of the currently outstanding shares of Common Stock. Liviakis has entered into a consulting agreement with the Company which terminates March 29, 1997. Under this agreement, Liviakis will assist the Company in matters concerning financial communications, investor relations and corporate finance. Liviakis was not affiliated with the Company immediately before the date of the consulting agreement. In addition, as continuing compensation for such services, the Company will issue 10,000 shares of Common Stock every four months to Liviakis until March 1997.

     Newbury, Piret & Co., Inc., of which Marguerite Piret, a current Director of the Company but not a Nominee, is a principal, has provided investment banking services to the Company in connection with specific identified projects upon request by the Company when a need for specialized services available from that firm existed. Compensation in connection with any such projects is based on hourly rates. The terms of this relationship are comparable to terms that would have been obtainable from unaffiliated sources.

                                   PROPOSAL II

                         APPROVAL OF AMENDED OPTION PLAN

     The Company uses stock options as an important part of the overall compensation structure for its employees. As explained in "Report of the Compensation Committee" above, the Board of Directors and the Compensation Committee believe that it is desirable to use equity-based incentives to retain, motivate and attract quality personnel for the Company. Prior to the Board of Directors' approval in September 1995 of an amendment to the BioSafe 1995 Stock Option Plan (the "Plan"), the Plan provided for grants of options to purchase up to 787,500 shares of Common Stock. Options granted under the Option Plan may be either Incentive Stock Options or Non-Qualified Options. Of this amount, options to purchase 425,375 shares were granted to officers and employees of the Company and outstanding on April 29, 1996 of which 287,500 were granted to officers of the Company. The Company believes that the remaining 362,125 shares available under the Plan would be insufficient to fully serve the Company's long-term compensation requirements after 1996. Accordingly, the Board of Directors has voted, subject to stockholder approval, to amend the Plan to permit the grant of options to purchase up to 712,500 additional shares of Common Stock of the Company (the "Amended Option Plan"). On April 29, 1996 outstanding and unexercised options equaled 3.9% of the Company's total outstanding shares of Common Stock. A summary of the Amended Option Plan is set forth below.

SUMMARY OF THE AMENDED OPTION PLAN

     The following description of certain features of the Amended Option Plan is intended to be a summary only and is qualified in its entirety by reference to the full text of the Amended Option Plan.

     Number of Shares Subject to the Amended Option Plan. The Amended Option Plan provides for the issuance of, or grant of options to purchase, up to 1,500,000 shares of Common Stock. The proceeds received by the Company from option exercises under the Amended Option Plan will be used for the general corporate purposes. On April 29, 1996, the closing price of the Company's Common Stock, as reported on the Nasdaq Small-Cap Market, was $2.75 per share.

     Plan Administration. The Plan is administered by the Compensation Committee of the Board of Directors of the Company. All members of the Committee are required to be and are "Disinterested Persons," as that term is defined under the rules promulgated by the Securities and Exchange Commission and "Outside Directors," as that term is defined under Section 162(m) of the Code and the regulations promulgated thereunder.

     Awards under the Amended Option Plan. The Amended Option Plan provides for the grant of incentive stock options ("Incentive Options") and non-qualified stock options ("Non-Qualified Options"); stock appreciation rights, restricted and unrestricted share of Common Stock, performance shares and dividend equivalent rights.

     Eligibility. Persons eligible to participate in the Plan are those full- or part-time officers, other employees and other key persons of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Committee in its sole discretion. Independent Directors of the Company are eligible to receive awards under the Plan on a limited basis.

       Nature of Options. Options under the Amended Option Plan may be either Incentive Options within the definition of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended, or Non-Qualified Options.

     Stock Appreciation Rights. Upon exercise of a stock appreciation right, the recipient will receive an amount of cash, shares of Common Stock, or any combination of cash and shares the Committee deems appropriate, equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price specified in the right (or, in the case of a tandem right, the exercise price specified in the related option) multiplied by the number of shares with respect to which the right was exercised.

     Restricted Stock. A restricted award entitles the recipient to receive shares of Common Stock subject to such conditions and restrictions as the Committee may determine. Upon the satisfaction of any conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock will lapse and the shares will be deemed vested in the participant.

     Performance Share Awards. Upon the satisfaction of any performance goals prescribed by the Committee, the recipient of a Performance Share Award shall receive shares of Common Stock. A recipient of Performance Shares will have the rights of a shareholder only with respect to shares actually received by the participant and not with respect to shares that are subject to the satisfaction of performance goals.

     Dividend Equivalent Rights. Dividend Equivalent Rights entitle the recipient to receive credits for dividends that would be paid if the grantee had held specified shares of the Common Stock. Dividend equivalents credited under the Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company's dividend reinvestment plan, if any.

     Other Option Terms. The Committee has authority to determine the terms of options granted under the Amended Option Plan, provided, however, that no Incentive Option or Nonqualified Option may be granted with an exercise price that is less than the fair market value of the shares of Common Stock at the date of the option grant. The Amended Option Plan provides that such fair market value will be deemed to be the last reported sale price of the shares of Common Stock on the principal stock exchange on which the shares of Common Stock are listed. Options may be exercised subject to such vesting schedule as the Committee determines, except that no option shall be exercisable after the tenth anniversary of the date of an Incentive Option. In the event of a Change in Control, as defined in the Amended Option Plan, all outstanding Stock Options and Stock Appreciation Rights shall automatically become exercisable and vested in full and all Restricted Stock Awards and Performance Share Awards shall be subject to such terms as provided by the Committee. No option granted under the Amended Option Plan is transferable by the optionee other than by will or applicable law of intestate succession, and options may be exercised during the optionee's lifetime only by the optionee or his or her guardian or legal representative. Options granted under the Option Plan expire on the tenth anniversary of the date of grant.

     Options under the Amended Option Plan may be exercised for cash or, if permitted by the Committee, by transfer to the Company of shares of Common Stock having a fair market value equivalent to the option exercise price of the shares being purchased, or by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company on behalf of the Option holder. To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares of Common Stock subject to Incentive Options which first become exercisable in any one year.

     Adjustments for Stock Dividends, Mergers, etc. The Amended Option Plan authorizes the Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the Amended Option Pan and of any outstanding option to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for appropriate substitution or adjustments.

     Tax Withholdings. Optionees under the Amended Option Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise. Optionees may elect to have such tax withholding obligations satisfied either by authorizing the Company to withhold shares of Common Stock to be issued pursuant to an option exercise or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes. Such an election is subject to certain limitations for participants subject to the requirements of Section 16(b) of the Exchange Act.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     The following is a summary of the principal federal income tax consequences of transactions under the Amended Option Plan. It does not describe all federal tax consequences under the Amended Option Plan, nor does it describe state or local tax consequences.

     Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (2) the Company will be entitled to deduct such amount. Special rules will apply where the optionee is subject to Section 16(b) of the Exchange Act or where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

     If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Nonqualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or six months or one year in the case of termination of employment by reason of death or disability, respectively).

     Nonqualified Options. With respect to Nonqualified Options under the Amended Option Plan, no income is realized by the optionee at the time the option is granted. Generally, (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where the optionee is subject to Section 16(b) of the Exchange Act or where all or a portion of the exercise price of the Nonqualified Option is paid by tendering shares of Common Stock.

     Recent Tax Law Changes. As a result of Section 162(m) of the Code, the Company's deduction for Nonqualified Options and other awards under the Amended Option Plan may be limited to the extent that a "covered employee" (i.e., the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table of this proxy statement) receives compensation in excess of $1,000,000 in such taxable year.

GRANTS UNDER THE AMENDED OPTION PLAN

     The Company cannot presently determine the awards, if any, that will be made under the Amended Option Plan in 1996. The following table sets forth information regarding option grants made to various participants and groups under the Plan during 1995:

   BIOSAFE INTERNATIONAL, INC. AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

                                                              Number of
                                                            Option Shares
                                                             Granted in
               Name of Participant or Group                     1995
               ----------------------------                 -------------

All senior executive officers as a group (one person)(1)       200,000
All directors, excluding executive officers, as a group            -0-
All other employees, as a group                                 70,000

- ------------------

(1) On September 19, 1995, the Company granted an option to purchase 200,000 shares of Common Stock, at an exercise price of $5.44 per share, to Philip Strauss in connection with his employment as Chief Operating Officer of the Company on that date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  PROPOSAL III

          APPROVAL OF 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     On November 29, 1995, the Board of Directors adopted, subject to stockholder approval, the 1995 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). At this meeting, the stockholders are being asked to vote to approved the Non-Employee Directors Plan. The Board believes that the Non-Employees Directors Plan is an important element of the Company's strategy for attracting and retaining highly-qualified Directors with specialized experience in the Company's principal business area to provide leadership and support for the Company.

SUMMARY OF PLAN

     Under the Non-Employee Directors Plan, each Director of the Company will be entitled to receive a grant of a Non-Qualified Option to purchase 10,000 shares of the Company's Common Stock for each calendar year of service as a Director of the Company commencing on January 1, 1996. Each such option is subject to vesting at a rate of 2,500 shares for each year that the holder remains a Director of the Company, such vesting to take place at the end of each calendar year. In the case of a person who first becomes a Director during a calendar year, such person will receive, for the year in which he or she first becomes a Director, an option to purchase a pro rata portion of 10,000 shares of Common Stock based on the number of days remaining in the calendar year following the date in which he or she first becomes a Director, subject to annual vesting in four annual increments as described above. All options are exercisable at a price equal to the market value of the Company's Common Stock at the grant date, which is the first business day of the calendar year if the optionee is a Director on such date, or is otherwise the date on which the optionee becomes a Director. Any Director who fails to attend three regularly scheduled meetings of the Board in a calendar year will forfeit vesting of his or her option for the year.

     Restrictions on transfer of Options granted under the Non-Employee Directors' Plan, provisions regarding their exercise, and provisions for adjustment to reflect stock dividends, stock splits and similar events are equivalent to those provided under the Amended Option Plan, and the tax consequences of such options are as described above with respect to non-qualified options. The Non-Employee Directors' Plan provides that the provisions establishing the amount, price and timing of option grants under the Non-Employee Directors' Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Options granted under the Non-Employee Directors' Plan are treated as non-qualified options for federal income tax purposes.

     The table below shows the aggregate number of options that have been granted to Non-Employee Directors by the Company in 1996, assuming adoption of the 1995 Stock Option Plan for Non-Employee Directors. Each option granted has an exercise price equal to 100% of the fair market value.

               BioSafe International, Inc. 1995 Stock Option Plan
                           for Non-Employee Directors

                                                              Number of Option
                                                              Shares Granted
Name of Group                                                 in 1996
- -------------                                                 -------

Non-Employee Directors                                        52,986

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL IV

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of KPMG Peat Marwick LLP has served as the Company's independent auditors since March 29, 1995. On May 3, 1996, the Board of Directors voted to appoint KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year. The Board of Directors recommends the ratification of this selection. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  OTHER MATTERS

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     A stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 1997 annual meeting of stockholders must be received by the Company by January 24, 1997. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, BioSafe International, Inc., 10 Fawcett Street, Cambridge, Massachusetts 02138.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                         BIOSAFE INTERNATIONAL, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 24, 1996
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        The undersigned hereby appoints Philip Strauss and Robert Rivkin, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of Common Stock of BioSafe International, Inc. (the "Company") held by the undersigned as of the close of business on April 25, 1996, at the Annual Meeting of Stockholders to be held at Goodwin, Procter & Hoar LLP, 53 State Street, Second Floor Conference Center, Boston, Massachusetts on Monday, June 24, 1996, at 4:00 p.m., local time, and at any adjournments or postponements thereof. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1995 Annual Report to Stockholders, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed. PLEASE MARK BOXES WITH AN X IN BLUE OR BLACK INK.
        1. To elect the following persons as Directors:
            Richard Golub, Jay Matulich, William B. Philipbar, Daniel J. Shannon, Dr. Barry Simmons, Philip Strauss and Bill G. Taylor.
/ / FOR ALL NOMINEES                    / / WITHHELD FROM ALL NOMINEES
/ / FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S)____________________
        2. To approve an amendment to the Company's 1995 Stock Option and Incentive Plan (the "1995 Plan") to increase the number of shares of the Company's Common Stock available for issuance under the 1995 Plan, as described in the Proxy Statement.
                / / FOR         / / AGAINST             / / ABSTAIN
        3. To approve the Company's 1995 Stock Option Plan for Non-Employee Directors.
                / / FOR         / / AGAINST             / / ABSTAIN
        4. To ratify the selection of KPMG Peat Marwick, L.L.P. as the independent auditors of the Company for the fiscal year ending December 31, 1996.
                / / FOR         / / AGAINST             / / ABSTAIN

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AND
FOR THE ITEMS DESCRIBED IN PROPOSALS 2, 3 AND 4 AND AT THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                                Please sign name exactly as shown. Where there is more then one holder, each should sign the proxy. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.

                                Dated: _____________________________, 1996